SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2007 (September 11, 2007)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-459-3553

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On September 11, 2007, Steel Dynamics, Inc. announced that it amended its existing $750 million senior secured credit facility to allow for the addition of a $550 million term loan A facility (Term Loan A).  This new facility was also consummated on September 11, 2007.  The net proceeds from the Term Loan A were used to repay a portion of the borrowings outstanding under the $750 million senior secured revolving credit facility, which were used to fund the company’s recent $370 million purchase of The Techs, to fund additional share repurchases pursuant to the company’s share repurchase program, to fund various capital expenditures and for general working capital purposes.

Item 8.01 Other Events

On September 11, 2007, Steel Dynamics, Inc. issued a press release entitled “Steel Dynamics Announces Term Loan A Facility.”  The full text of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

( c )                           Exhibits.

Exhibit Number	Description

99.1	A press release dated September 11, 2007 titled “Steel Dynamics Announces Term Loan A Facility.”

10.03a	Amendment No. 2 to the Amended and Restated Credit Agreement, dated September 11, 2007, relating to the Credit Agreement described in Exhibit 10.03, filed June 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

By:	/s/ Theresa E. Wagler
Date: September 14, 2007	Theresa E. Wagler
Title: Chief Financial Officer